UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2010

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1016 W. University Ave. Suite 218 Flagstaff, AZ 86001
(Address of principal executive offices)

602-910-2114
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Advisory Board Agreements

(1)

Gray Agreement

On July 6, 2010, Pacific Blue Energy Corp., a Nevada corporation, (the “Company”) entered into that certain Advisory Board Agreement (the “Gray Agreement”) with Mr. Dale Gray (“Mr. Gray”) pursuant to which Mr. Gray shall offer business development services to the Company for a period of one year in exchange for 10,000 restricted shares of the Common Stock of the Company, per the terms and conditions set forth in the Gray Agreement.

Mr. Gray is the President and founder of Patriot Solar, Inc., an Arizona based corporation. He is a registered general contractor in five U.S. states including Arizona, and is the former Large Project Director of First Solar in Germany. He also has extensive experience in financing, engineering and constructing a broad spectrum of solar projects ranging from rooftop systems in the 100 kilowatt to 1 megawatt range, and ranging up to 40 megawatt installations containing large 5 to 10 megawatt ground mounted systems.

The foregoing summary description of the terms of the Gray Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Gray Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

(2)

Gordon Agreement

On July 14, 2010, the Company entered into that certain Advisory Board Agreement (the “Gordon Agreement”) with Mr. Yoram Gordon (“Mr. Gordon”) pursuant to which Mr. Gordon shall offer business development services to the Company for a period of one year in exchange for 10,000 restricted shares of the Common Stock of the Company, per the terms and conditions set forth in the Gordon Agreement.

Mr. Gordon, who holds a Master's degree in Engineering Management and a Bachelor's degree in Mechanical Engineering, has spent his 30-year career in numerous leadership capacities with a variety of technology companies. As a consultant, he has recently worked with a unique small wind turbine inventor and manufacturer, generated their business plan and strategy, and leveraged their proven product in various projects from urban green buildings to hybrid wind/solar farms.

The foregoing summary description of the terms of the Gordon Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Gordon Agreement, this reference is made to such agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by this reference.

Purchase Agreement

On July 16, 2010, the Company entered a Purchase and Sale Agreement (the “Purchase Agreement") with Sonoran Trails, LLC, an Arizona limited liability company ("Sonoran") for the purchase of approximately 100 acres of land located in Maricopa County, Arizona, which will be a portion of Assessor's Tax Parcel Numbers 401-74-006K and 401-74-006M (the "Property"), for an aggregate consideration of $850,000.

The Company has tendered a $20,000 earnest money deposit (the “Deposit”), which allows the Company time to enter upon the property to make inspections, studies, surveys, and tests prior to the closing of the sale upon the terms and conditions mentioned in the Purchase Agreement. The Deposit is refundable to the Company until August 12, 2010, during such period the Company shall determine whether the Property is suitable for purchase with respect to all matters and complete certain closing conditions (the “Feasibility Period”),

During the Feasibility Period, the Company shall prepare, at the Company’s sole cost and expense, an ALTA survey of the Property prepared by a qualified surveyor (the “Survey”) which shall establish: (i) the legal description and depiction of the Property; (ii) the gross acres of the real property, (iii) the legal description and depiction of mutually acceptable easements for ingress, egress, and access to utilities, to be reserved for the benefit of the remainder of parcels and other land owned by Sonoran, and (iv) the legal description and depiction of mutually acceptable easements for ingress, egress, and access to utilities, to be granted to the Company for the benefit of the Property.

Sonoran shall deliver the following to the Company: (i) a copy of the respective pages of any existing surveys in Sonoran’s possession; (ii) documentation concerning water rights respective to the Property; (iii) any environmental or archaeological survey or report in Sonoran’s possession; (iv) any agreements whatsoever that are binding upon the Property, including any conditions, restrictions, and covenants recorded in Maricopa County records office; and (v) any additional due diligence materials the Company may request from Sonoran, which are in Sonoran’s possession.

The closing of the transaction shall occur on or before September 10, 2010 (the “Closing Date”), so long as the Company determines during the Feasibility Period that the Property is suitable for purchase, and all closing conditions and obligations have been met by both parties, including the Company’s deposit of the remainder of the aggregate purchase price with the escrow, at least 24 hours prior to the Closing Date.

The Purchase Agreement may be terminated prior to closing pursuant to termination provisions that are typical of a transaction of this type. If the Purchase Agreement is terminated other than as a result of the Company’s material breach or failure or refusal to close, the Company can choose either to (i) waive the default and proceed with the closing of the Sale, (ii) seek a court order to enforce the Agreement, or (iii) require Sonoran to return the applicable portion of the Deposit. If the Purchase Agreement is terminated as a result of the Company’s material breach or failure or refusal to close, Sonoran is entitled to keep the Deposit plus any interest accrued thereon.

The Purchase Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Sonoran or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The foregoing summary description of the terms of the Purchase Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Purchase Agreement, this reference is made to such agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Purchase Agreement is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Advisory Board Agreements is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein are intended to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Advisory Board Agreement between the Company and Dale Gray dated July 6, 2010
10.2	Advisory Board Agreement between the Company and Yoram Gordon dated July 14, 2010
10.3	Purchase Agreement between the Company and Sonoran dated July 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: July 22, 2010	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer

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